Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - August 2006

Series Deal Size Expected Maturity	2001-6 $1,200MM 12/15/2006	2002-1 $1,000MM 3/15/2007	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008
Yield	17.17%	17.16%	17.16%	17.16%	17.16%	17.16%
Less: Coupon	5.52%	5.48%	5.55%	5.47%	5.52%	5.51%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.43%	4.43%	4.43%	4.43%	4.43%	4.43%
Excess Spread:
August-06	5.72%	5.75%	5.69%	5.76%	5.71%	5.72%
July-06	5.76%	5.80%	5.74%	5.81%	5.76%	5.77%
June-06	7.13%	7.17%	7.11%	7.18%	7.13%	7.14%
Three Month Average Excess Spread	6.21%	6.24%	6.18%	6.25%	6.20%	6.21%

Delinquency:
30 to 59 Days	1.02%	1.02%	1.02%	1.02%	1.02%	1.02%
60 to 89 Days	0.71%	0.71%	0.71%	0.71%	0.71%	0.71%
90+ Days	1.62%	1.62%	1.62%	1.62%	1.62%	1.62%
Total	3.35%	3.35%	3.35%	3.35%	3.35%	3.35%

Principal Payment Rate	18.61%	18.61%	18.61%	18.61%	18.61%	18.61%

Series Deal Size Expected Maturity	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-1 $1,500MM 2/15/2007	2004-2 $1,750MM 6/15/2007
Yield	17.16%	17.16%	17.16%	17.16%	17.16%	17.16%
Less: Coupon	5.49%	5.64%	5.49%	5.47%	5.36%	5.38%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.43%	4.43%	4.43%	4.43%	4.43%	4.43%
Excess Spread:
August-06	5.74%	5.59%	5.75%	5.76%	5.87%	5.85%
July-06	5.79%	5.64%	5.80%	5.82%	5.92%	5.91%
June-06	7.16%	7.01%	7.17%	7.18%	7.29%	7.28%
Three Month Average Excess Spread	6.23%	6.08%	6.24%	6.25%	6.36%	6.35%

Delinquency:
30 to 59 Days	1.02%	1.02%	1.02%	1.02%	1.02%	1.02%
60 to 89 Days	0.71%	0.71%	0.71%	0.71%	0.71%	0.71%
90+ Days	1.62%	1.62%	1.62%	1.62%	1.62%	1.62%
Total	3.35%	3.35%	3.35%	3.35%	3.35%	3.35%

Principal Payment Rate	18.61%	18.61%	18.61%	18.61%	18.61%	18.61%